UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2025

scPharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38293	46-5184075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Mall Road, Suite 203
Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

(617) 517-0730

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SCPH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 24, 2025, scPharmaceuticals Inc., a Delaware corporation (the “Company” or “scPharmaceuticals”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MannKind Corporation, a Delaware corporation (“Parent”), and Seacoast Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Purchaser”), pursuant to which Parent, through Purchaser will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of the common stock, par value $0.0001 per share (the “Shares”), of the Company, at a price per share of (i) $5.35 in cash (the “Cash Amount”), without interest, subject to any applicable withholding taxes, and (ii) one non-tradeable contingent value right (each, a “CVR” and each CVR together with the Cash Amount, the “Offer Price”), which represents the right to receive certain milestone payments of up to an aggregate of $1.00 in cash. If successful, upon the terms and conditions set forth in the Merger Agreement, the Offer will be followed by a merger of Purchaser with and into the Company, with the Company continuing as the surviving corporation and as a direct wholly owned subsidiary of Parent.

The obligation of Purchaser to accept for payment and pay for any Shares validly tendered (and not withdrawn) pursuant to the Offer (the time of such acceptance for payment, the “Acceptance Time”) is subject to several conditions, including (i) there will have been validly tendered (not including any Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received,” as such term is defined in Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), by the depositary for the Offer pursuant to such procedures) and not validly withdrawn Shares that, considered together with all other Shares (if any) beneficially owned by Parent and its subsidiaries, represent one more Share than 50% of the total number of Shares outstanding at the time of the expiration of the Offer; (ii) subject to certain materiality exceptions, the truth and accuracy of the representations and warranties of the Company contained in the Merger Agreement; (iii) compliance with, or performance in all material respects of, all of the covenants and agreements that the Company is required to comply with or perform at or prior to the Acceptance Time; (iv) the absence of a material adverse effect on the Company that is continuing as of the Acceptance Time; (v) the termination or expiration of any applicable waiting period (and extensions thereof) relating to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (vi) certain other customary conditions. The Offer is not subject to any financing condition.

Parent and Purchaser are obligated to commence the Offer within ten business days from the date of the Merger Agreement and to keep the Offer open for twenty business days following the commencement of the Offer (determined as set forth in Rule 14d-1(g)(3) and Rule 14e-1(a) under the Securities Exchange Act of 1934, as amended), subject to possible extension under the terms of the Merger Agreement. Following the completion of the Offer and subject to the satisfaction or waiver of certain customary conditions as set forth in the Merger Agreement, Purchaser will merge with and into the Company, with the Company surviving as a direct wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each Share (other than any Shares (i) owned by Parent, Purchaser or the Company or by any of their respective subsidiaries (or held in the Company’s treasury) and (ii) as to which the holder is entitled to appraisal rights under the DGCL and has properly exercised and perfected such holder’s demand for appraisal and, as of the Effective Time, has not effectively withdrawn or lost such holder’s rights to such appraisal and payment under the DGCL) issued and outstanding immediately prior to the Effective Time, will be converted into the right to receive the Offer Price (the “Merger Consideration”), without interest, subject to any applicable withholding taxes.

Effective immediately prior to the Effective Time, each option to purchase Shares (a “Company Option”) that is outstanding and unexercised as of immediately prior to the Effective Time and that is not an Out of the Money Company Option (as defined below), whether or not then vested or exercisable, will be cancelled and converted into the right to receive (i) an amount in cash, without interest and subject to any applicable withholding taxes, equal to (A) the total number of Shares subject to such Company Option immediately prior to such cancellation multiplied by (B) the excess, if any, of (x) the Cash Amount over (y) the exercise price payable per Share underlying such Company Option and (ii) one CVR in respect of each Share subject to such Company Option. Each Company

Option that has an exercise price per Share that is equal to or greater than the Cash Amount (an “Out of the Money Company Option”) will be cancelled and no holder thereof will be entitled to any payment with respect to such Company Option before or after the Effective Time.

Effective immediately prior to the Effective Time, each restricted stock unit award with respect to Shares (a “Company RSU Award”) that is outstanding as of immediately prior to the Effective Time, whether or not then vested, will fully vest and be cancelled and converted into the right to receive (i) an amount in cash, without interest and subject to any applicable withholding taxes, equal to (A) the number of Shares subject to such Company RSU Award immediately prior to such cancellation multiplied by (B) the Cash Amount and (ii) one CVR in respect of each Share subject to such Company RSU Award.

Effective as of immediately prior to the Effective Time, each warrant to purchase Shares (a “Company Warrant”) that is outstanding and unexercised immediately prior thereto, whether vested or unvested, will be treated in accordance with the terms and conditions specified in the applicable Company Warrant and subject to deduction for any applicable withholding taxes.

As soon as practicable after the date of the Merger Agreement, the board of directors of the Company (the “Board”) will take all actions with respect to the Company’s 2017 Employee Stock Purchase Plan (the “Company ESPP”) that are necessary to provide that (i) each offering period that is in effect as of the date of the Merger Agreement and any Options (as defined in the Company ESPP) thereunder, will terminate as of the date of the Merger Agreement and all amounts contributed thereto under such offering period will be refunded to the applicable participants, (ii) no additional offering periods will commence under the Company ESPP after the date of the Merger Agreement and (iii) subject to the consummation of the Merger, the Company ESPP will terminate, effective immediately prior to the Effective Time.

Parent, Purchaser and the Company have made customary representations, warranties and covenants in the Merger Agreement, including agreeing to use reasonable best efforts to take all actions, file all documents, and cooperate in doing all things necessary, proper or advisable under applicable antitrust laws to consummate and make effective the Offer and the Merger as promptly as practicable. Parent has agreed to use its reasonable best efforts to take all actions and do all things necessary to arrange, consummate and obtain the proceeds of the debt financing intended to be incurred pursuant to the Loan Agreement Amendment (as defined in the Merger Agreement) on the terms and conditions not less favorable than those set forth in the Loan Agreement Amendment on or prior to the date of the consummation of the Merger. The Company has agreed to, and to cause its subsidiary to, among other things, (i) conduct its operations in all material respects in the ordinary course of business consistent with past practice (subject to certain exceptions), including not taking certain specified actions prior to the consummation of the Merger, and (ii) use commercially reasonable efforts to (a) preserve intact its business organization, (b) keep available the services of its current officers and key employees, and (c) preserve its current significant business relationships.

The Company has also agreed that it will not, will cause its subsidiary and its and their respective directors, officers and employees not to, and is obligated to use reasonable best efforts to cause their respective other representatives, not to, among other things, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate the submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any other person any non-public information with respect to or in connection with or for the purpose of soliciting, knowingly encouraging or knowingly facilitating, any proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal; (iii) adopt, approve, recommend, submit to its stockholders or declare advisable any alternative acquisition proposal, (iv) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to any proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal (other than an acceptable confidentiality agreement entered into in compliance with the Merger Agreement), (v) release or permit the release of any person from, or waive or permit the waiver of any provision of, or fail to use reasonable best efforts to enforce or cause to be enforced, any standstill or similar agreement to which the Company is a party, unless the Board determines in good faith, after consultation with financial advisors and outside legal counsel, that the failure to do so is inconsistent with the fiduciary duties of the Board to the Company’s stockholders under applicable law, or (vi) take any action or exempt any person from the restriction on “business combinations” or any similar provision contained in applicable takeover laws or the Company’s organizational or other governing documents or grant a waiver under Section 203 of the DGCL. In addition, the Company has agreed to, and to cause its subsidiary and their respective representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted prior to the date of the Merger Agreement with respect to any proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal.

The Board is not permitted, among other things, to withhold, withdraw, modify or qualify, or publicly propose to withhold, withdraw or modify, in any manner adverse to Parent, its recommendation that the Company’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer. However, subject to the satisfaction of certain conditions, including a match right for Parent, the Company and the Board, as applicable, are permitted to take certain actions, as more fully described in the Merger Agreement, which may include changing the Board’s recommendation or terminating the Merger Agreement to enter into an alternative acquisition agreement in response to a bona fide written alternative acquisition proposal that has not been withdrawn, if the Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such alternative acquisition proposal constitutes a superior proposal and that the failure to change the Board’s recommendation or terminate the Merger Agreement to enter into such alternative acquisition agreement is inconsistent with its fiduciary duties under applicable law. In addition, the Board is permitted to change its recommendation for certain intervening events not related to, among others, the receipt of an unsolicited proposal or any regulatory or clinical development relating to any product or product candidates of the Company, its subsidiary or their respective competitors, subject to the satisfaction of certain conditions, including a match right for Parent, if the Board determines in good faith, after consultation with outside counsel, that the failure to take such action is inconsistent with its fiduciary duties to Company’s stockholders under applicable law.

The Merger Agreement includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company under specified circumstances to accept a superior proposal and enter into an alternative acquisition agreement providing for the consummation of the transaction contemplated thereby, the Company will be required to pay to Parent a termination fee of $9.48 million. In addition, either the Company or Parent may terminate the Merger Agreement if the Offer has not been consummated by December 23, 2025, subject to extension under certain circumstances.

The Merger Agreement has been unanimously approved by the board of directors of each of Parent, Purchaser and the Company. The Board unanimously recommends that the stockholders of the Company accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The reference to the Merger Agreement and its filing as an exhibit to this Report are not intended to modify or supplement any factual disclosures about the Company, Parent or Purchaser in any public reports filed with the U.S. Securities and Exchange Commission (“SEC”) by the Company or Parent. The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by Parent’s or Company’s stockholders. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs as of the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, neither Parent nor the Company undertakes any obligation to update such information.

Tender and Support Agreement

On August 24, 2025, in connection with the Offer, John H. Tucker, the Company’s President and Chief Executive Officer, and OrbiMed Advisors LLC (together, the “Principal Stockholders”), entered into Tender and Support Agreements with Parent and Purchaser (the “Support Agreements”). Under the terms of the Support Agreements, the Principal Stockholders have agreed, among other things, to tender their Shares in the Offer and vote their Shares in support of the transactions contemplated by the Merger Agreement, as applicable. As of August 24, 2025, the Principal Stockholders owned an aggregate of approximately 11.5% of the outstanding Shares. The Support Agreements will terminate upon the earliest of (i) the termination of the Merger Agreement, (ii) the Effective Time, (iii) the date and time the Merger Agreement is amended or modified in any manner adverse in any material respect to the Principal Stockholders (including any reduction in or change to the form of the Merger Consideration, other than substituting cash in lieu of one or both Milestone Payments (as defined below) underlying the CVR) without the prior written consent of the Principal Stockholders, (iv) the termination or withdrawal of the Offer by Parent or Purchaser and (v) the expiration of the Offer without Purchaser having accepted for payment the Shares tendered in the Offer.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, a copy of which is included as Annex II to the Merger Agreement filed as Exhibit 2.1 to this Report and incorporated by reference herein.

Contingent Value Rights Agreement

Pursuant to the Merger Agreement, at or prior to the Acceptance Time, Parent and a rights agent mutually agreeable to Parent and the Company (the “Rights Agent”) will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) governing the terms of the CVRs issued pursuant to the Offer and the Merger. The Rights Agent will maintain an up-to-date register of the holders of CVRs (the “Holders”). Holders will not be permitted to transfer the CVRs (subject to certain limited exceptions as set forth in the CVR Agreement).

Each CVR represents the right to receive the following contingent cash payments, without interest, subject to any applicable withholding taxes (each, a “Milestone Payment”), conditioned upon the achievement of the following milestone conditions within the following specified time periods:

(i)

upon the first achievement by Parent, its assignees or their respective affiliates or certain sublicensees of any of the foregoing of FDA approval of a drug-device combination product comprising SCP-111 delivered either in an autoinjector or the West Pharmaceuticals-developed Self-Dose injection delivery system (such product, an “Injection Product” and, such milestone, “Milestone 1”), (a) $0.75 per CVR if Milestone 1 is achieved by September 30, 2026, (b) $0.50 per CVR if Milestone 1 is achieved by December 31, 2026 and (c) $0.25 per CVR if Milestone 1 is achieved by June 30, 2027 (the “Milestone 1 Outside Date”); and

(ii)

upon the achievement in any trailing consecutive 12-month period ending prior to and including December 31, 2026 (the “Milestone 2 Outside Date”) of at least $110.0 million of worldwide net sales of all Injection Products and FUROSCIX Infusors (collectively, the “Products”) in such 12-month period (“Milestone 2” and, together with Milestone 1, the “Milestones”), (a) $0.25 per CVR upon the achievement of $120.0 million of worldwide net sales in any trailing consecutive 12-month period prior to December 31, 2026 and (b) between $0.10 and $0.25 per CVR if, as of December 31, 2026, the highest worldwide net sales in any trailing 12-month period were between $110.0 million and $120.0 million, which payment will be calculated on a straight-line basis such that the payment per CVR increases proportionally as worldwide net sales increase from $110.0 million to $120.0 million.

With respect to each Milestone, until the earlier of the date on which such Milestone has been achieved and the Milestone 1 Outside Date or Milestone 2 Outside Date, as applicable, Parent (directly or through its assignees or their respective affiliates or certain sublicensees of any of the foregoing) is obligated to use certain specified commercially reasonable efforts to achieve such Milestone. There can be no assurance that either Milestone 1 or Milestone 2 will be achieved on or before the Milestone 1 Outside Date or Milestone 2 Outside Date, respectively, or that any Milestone Payments will be made.

The foregoing description of the form of CVR Agreement is not complete and is qualified in its entirety by reference to the form of CVR Agreement, a copy of which is included as Annex III to the Merger Agreement filed as Exhibit 2.1 to this Report and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

Joint Press Release

On August 25, 2025, the Company and Parent issued a joint press release regarding the execution of the Merger Agreement. A copy of such press release has been furnished herewith as Exhibit 99.1 to this Report and is incorporated herein by reference.

This information and Exhibit 99.1 are being furnished pursuant to Item 7.01 of this Report and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference. This Report will not be deemed an admission as to the materiality of any information in this Item 7.01 or Exhibit 99.1.

Additional Information and Where to Find It

The Offer has not yet commenced, and this communication is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Parent and Purchaser, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Company. The offer to purchase shares of the Company’s common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by the Company under the “Investor Relations” section of the Company’s website at www.scPharmaceuticals.com.

Forward-Looking Statements

The statements included above that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to: statements regarding beliefs about the potential benefits of the transaction; the planned completion and timing of the transactions contemplated by the Merger Agreement or the CVR Agreement; and the prospective performance and outlook of the surviving company’s business, performance, and opportunities. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing and completion of the tender offer and the merger; uncertainties as to the percentage of the Company’s stockholders tendering their shares in the tender offer; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable regulatory and/or governmental entities (or any conditions, limitations or restrictions placed on such approvals); risks relating to the Company’s liquidity during the pendency of the tender offer and the merger or in the event of a termination of the Merger Agreement; risks that the milestones related to the contingent value right are not achieved; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; and other risks and uncertainties pertaining to the Company’s business, including the risks and uncertainties detailed in the Company’s public periodic filings with the SEC, such as the Company’s dependence on the commercial success of FUROSCIX and, if approved, its other product candidates; risks related to the receipt of regulatory approval for its product candidates; risks related to its ability to manufacture, or the ability of third parties to deliver, sufficient product for commercialization of FUROSCIX or any of its product candidates, if approved; risks related to the Company’s history of operating losses, including that it has a history of significant operating losses and expects to incur significant and increasing losses for the foreseeable future; it may never achieve or maintain profitability; it may need additional funding and may be unable to raise capital when needed, which would force it to delay, reduce or eliminate its product development programs or commercialization efforts; the terms of its credit facility and revenue participation financing facility place restrictions on its operating and financial flexibility, and it may not have cash available in an amount sufficient to enable it to make interest or principal payments on its indebtedness when due; clinical and preclinical development involves a lengthy and expensive process with an uncertain outcome, and any difficulties or delays in the commencement or completion, or the termination or the potential for the results from any clinical trials to support submission of sNDAs or comparable regulatory applications; the risk that global economic factors and uncertainties will impact the Company’s operations; and other risks related to Parent’s and the Company’s businesses detailed from time-to-time under the caption “Risk Factors” and elsewhere in Parent’s and Company’s respective SEC filings and reports, including their respective Annual Reports on Form 10-K for the year ended December 31, 2024 and subsequent quarterly and current reports filed with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company and Parent undertake no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 24, 2025, by and among MannKind Corporation, Seacoast Merger Sub, Inc. and scPharmaceuticals Inc.

99.1	Press Release, dated August 25, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2025

scPharmaceuticals Inc.

By:	/s/ John H. Tucker
Name:	John H. Tucker
Title:	President and Chief Executive Officer